SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2006 (April 5, 2006)

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way

Wayne, New Jersey 07470

(Address of principal executive offices)

Registrant’s telephone number, including area of service (973) 617-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 is incorporated by reference into this Item 1.01(a).

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 5, 2006, Toys “R” Us, Inc. (the “Company”) entered into an agreement to hire F. Clay Creasey, Jr. as Executive Vice President of the Company, beginning May 1, 2006. Effective May 15, 2006 (or at such earlier date as may be determined by the Board of Directors of the Company (the “Board”)), Mr. Creasey will become Chief Financial Officer of the Company. Raymond L. Arthur, who has served as Chief Financial Officer of the Company since April 2004, will continue as Executive Vice President—Chief Financial Officer until May 15, 2006 (or at such earlier date as may be determined by the Board).

Mr. Creasey, 57, served as Chief Financial Officer of Zoom Systems, an automated retailer, from July 2005 to April 2006. Prior to that, Mr. Creasey served in various roles at Mervyn’s, a subsidiary of Target Corporation, from 1992 to 2005, most recently as Senior Vice President, Finance and Chief Financial Officer (from 2000 to 2005). From 1981 to 1992, Mr. Creasey was employed at Lucky Stores, where he served as Division Vice President and Controller, and from 1975 to 1981 he was employed at Crocker National Bank, where he served as Vice President. Mr. Creasey also served as an actuarial analyst at Fireman’s Fund American Insurance Cos. from 1971 to 1973.

Mr. Creasey’s employment is governed by an employment agreement, dated as of and entered into on April 5, 2006, between the Company and Mr. Creasey (the “Agreement”). The initial employment term under the Agreement ends on the fifth anniversary of the “Hire Date” of May 1, 2006 (the “Initial Term”). The Agreement provides for automatic one-year renewals following the Initial Term, unless either party provides the other party with written notice of non-renewal at least sixty days prior to the next renewal date.

The Agreement provides for a base salary of $450,000 per year (which may be increased at the Board’s discretion) plus participation in the Company’s welfare benefit plans and retirement plans on the same basis as those benefits are generally made available to other senior executives of the Company. Mr. Creasey will also be reimbursed for his relocation expenses and legal expenses in connection with the Agreement. Mr. Creasey is also eligible to earn an annual bonus award of up to 90% of his base salary (which amount may be increased at the Board’s discretion in accordance with the Company’s incentive plan in the event the Company’s performance exceeds certain performance targets established by the Board), which bonus is payable upon achievement of certain performance targets established by the Board and pursuant to the terms of the Company’s incentive plan. The Agreement provides that Mr. Creasey’s bonus for the 2006 fiscal year will not be subject to any pro rata reduction for the portion of the 2006 fiscal year occurring prior to the Hire Date.

Pursuant to the terms of the Agreement, during the eighteen month period following the Hire Date, Mr. Creasey has agreed to purchase, through one or more acquisitions, restricted stock in Toys “R” Us Holdings, Inc., our parent company (“Holdings”), in the form of strips of securities containing nine shares of Class A common stock of Holdings and one share of Class L common stock of Holdings in an aggregate amount of up to $400,000, and Holdings agreed to grant one or more options to Mr. Creasey on the date of each such purchase pursuant to the Toys “R” Us Holdings, Inc. 2005 Management Equity Plan (the “Plan”). The number of strips covered by any such option grant shall be the amount determined by multiplying 122,841 times the fraction, the numerator of which is the aggregate dollar value of the restricted stock being purchased at such time and the denominator of which is $400,000. The price per strip of all restricted stock purchased shall be equal to the greater of (i) the sum of the fair market value of the underlying stock on the date of the employment agreement and (ii) the sum of the fair market value of the underlying stock on the date of purchase (such greater amount, the “Determined Value”). The aggregate per strip strike price of all stock options granted will be equal to the greater of the Determined Value and $26.75. The restricted stock is subject to certain transfer restrictions, as well as a put right exercisable in certain circumstances by

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Mr. Creasey and a call right exercisable by Holdings (and, if not exercised by Holdings, by Holdings’ equity sponsors - Bain Capital Partners LLC, Toybox Holdings, LLC and Vornado Truck, LLC) in the event Mr. Creasey is no longer employed by Holdings or any of its subsidiaries. The shares underlying the options vest in three tranches and are either “time options” that vest and become exercisable over a five year period or “performance options” that vest and become exercisable based on the achievement of certain performance targets set forth in the Plan. However, all “time options” become fully vested on a “Change in Control” (as defined in the Plan) and the “performance options” become fully vested on the eighth anniversary of the date of grant even if the performance targets have not been achieved, provided Mr. Creasey is still employed through such date.

The employment term under the Agreement may be terminated by either party at any time and for any reason provided that Mr. Creasey will be required to give the Company at least 60 days advance written notice if he resigns from the Company without “Good Reason” (as defined in the Agreement).

Under the Agreement, if Mr. Creasey’s employment is terminated by the Company without “Cause” (as defined in the Agreement), or if Mr. Creasey terminates his employment for “Good Reason” (as defined in the Agreement), Mr. Creasey would be entitled to receive (i) the “Accrued Rights” (as defined in the Agreement), (ii) a lump sum payment of his annual bonus for the immediately preceding fiscal year that was earned but unpaid as of the date of termination, (iii) a pro-rated portion of his annual bonus through the date of termination that would have been payable absent such termination with respect to the fiscal year in which the date of termination occurs, and (iv) in exchange for a release of claims against the Company and its affiliates, payment of an aggregate amount equal to the sum of (x) the product of the “Severance Period,” as expressed in years, times the base salary as in effect immediately prior to the date Mr. Creasey’s employment is terminated and (y) one times the amount of the annual bonus received by Mr. Creasey in the fiscal year immediately preceding the date Mr. Creasey’s employment is terminated. The “Severance Period” is initially a 12-month period commencing on the date of termination, which period is increased by three months on each anniversary of the “Hire Date” prior to the termination date, up to a maximum of 24 months. Further, the Company will be obligated to provide for the continuation of medical, dental and life insurance benefits to Mr. Creasey under the Company’s benefit plans until the earlier of the end of the Severance Period or the date Mr. Creasey is eligible to receive such benefits from a subsequent employer, to the extent permitted under the terms of such plans.

The Agreement provides that Mr. Creasey will be subject to a covenant not to compete and a covenant not to solicit employees, consultants, suppliers or service providers at all times while employed and for the Severance Period or a two-year period following termination of employment, as applicable, and a covenant not to disclose confidential information during the employment term and at all times thereafter.

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Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYS “R” US, INC.
(Registrant)

Date: April 7, 2006	By:	/s/ Raymond L. Arthur
	Name:	Raymond L. Arthur
	Title:	Executive Vice President – Chief Financial Officer

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